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                                                                  EXHIBIT 23.1


INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-54081 of Quanex Corporation on Form S-8 of our report dated May 3, 1996 appearing in the Annual Report of Form 11-K of the Nichols - Homeshield 401(k) Savings Plan-Davenport for the year ended December 31, 1995.


/s/  DELOITTE & TOUCHE LLP
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Deloitte & Touche LLP

Houston, Texas
June 24, 1996